Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

Melinda A. Janik

Chief Financial Officer

Tel: +1-585-598-0031

Mark Maring

Investor Relations

Tel: +1-585-598-6874

GateHouse Media Announces First Quarter 2010 Results

First Quarter 2010 Highlights

•	Reported revenues for the first quarter were $133.2 million, down 3.9% from the prior year.

•	Reported operating costs and SG&A expense of $119.4 million in the first quarter, a decrease of $12.5 million or 9.5% from the prior year.

•	Reported net loss for the first quarter was $17.5 million, an improvement of 45.3% or $14.4 million from the prior year.

•	As Adjusted EBITDA was $14.2 million for the first quarter, an increase of 52.4% from the prior year.

•	In the first quarter, Levered Free Cash Flow per share improved 91.2% to ($0.02) versus ($0.24) for the prior year.

FAIRPORT, N.Y. May 4, 2010 - GateHouse Media, Inc. (the “Company” or “GateHouse Media”) (OTC Pink Sheets: GHSE) today reported financial results for the first quarter ended March 31, 2010.

First Quarter 2010

Total reported revenues were $133.2 million for the first quarter, a decline of 3.9% versus the prior year. As Adjusted Revenues for the quarter were $132.6 million, a decline of 3.8% on a same-store basis. Total advertising revenue was much stronger in the quarter, declining only 2.0% on a same-store basis. There was particular strength in online and classified which both showed growth over prior year of 9.7% and 0.9%, respectively. The overall declines in same-store revenue were driven primarily by the circulation and commercial printing categories, which were down 3.7% and 24.4%, respectively. Of note, advertising revenues in March were up 0.8% over prior year with classified growing 3.6% in the month. Online revenue showed growth of 16.5% in March over prior year

Reported operating costs and SG&A expense were $119.4 million, a decline of $12.5 million or 9.5% from the prior year. The expense declines were driven primarily by compensation and newsprint. The Company has been able to successfully reduce compensation expense on a permanent basis. The declines in newsprint pricing and consumption contributed to a 31.8% reduction in newsprint expense. However, newsprint prices have begun to increase and the Company anticipates it will experience year over year price increases in the second quarter of 2010.

Reported operating income for the quarter was $0.7 million, an increase of $10.7 million as compared to ($9.9) million in the prior year. As Adjusted EBITDA for the quarter was $14.2 million, an increase of $5.0 million or 54.0% on a same-store basis from the prior year. The increase in As Adjusted EBITDA was primarily due to the permanent expense reduction initiatives and the improved revenue trends.

Levered Free Cash Flow for the quarter increased $12.6 million to ($1.2) million as compared to ($13.8) million for the prior year.

Non-cash compensation expense for Restricted Stock Grants in the first quarter was $0.5 million.

One-time costs incurred and other non-cash expenses in the quarter were $1.1 million, and related primarily to reorganization and expense control initiatives introduced to realize permanent expense savings.

Commenting on GateHouse Media’s results, Michael E. Reed, GateHouse Media’s Chief Executive Officer, said, “We are encouraged by the signs of economic recovery and the improvement in our revenue performance during the first quarter. Our first quarter same-store revenue decline of 3.8% was our fourth consecutive quarter of improving revenue trends. Particularly encouraging was our print classified advertising, which increased slightly from the prior year and demonstrated improvement each month of the quarter. Also encouraging was that each month within the quarter got stronger with March showing overall advertising revenue growth versus March 2009.

“The smaller revenue declines combined with our permanent expense reductions implemented primarily in the first half of 2009 resulted in a large improvement in our As Adjusted EBITDA of 54% and our Levered Cash Flow of 91.2% compared to the prior year.

“On a more cautionary note we are concerned with expense trends as the year progresses. We will begin to cycle through the cost reduction efforts of 2009 by this summer and newsprint prices will be up year over year for the remainder of this year. With that in mind, we will continue to explore further cost reduction initiatives. We are focused on working toward the right long-term cost structure for the Company while continuing to deliver quality products and make investments in future growth opportunities. An example of this is the launch of our new business, RadarFrog.com, which launched on April 1, 2010.”

About GateHouse Media, Inc.

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by its 87 daily publications. GateHouse Media currently serves local audiences of more than 10 million per week across 21 states through hundreds of community publications and local websites. GateHouse Media is traded in the over-the-counter market under the symbol “GHSE.”

For more information regarding GateHouse Media and to be added to our email distribution list, please visit www.gatehousemedia.com.

Non-GAAP Financial Measures

A non-GAAP financial measure is generally defined as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measure. GateHouse Media defines and uses Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues, and Levered Free Cash Flow, non-GAAP financial measures, as set forth below. The Company strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. In addition, because Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are not measures of financial performance under GAAP and are susceptible to varying calculations, these non-GAAP measures, as presented in this press release, may differ from and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow

The Company defines Adjusted EBITDA as income (loss) from continuing operations before interest, income tax expense (benefit), depreciation and amortization and other non-recurring or non-cash items. The Company defines As Adjusted EBITDA as Adjusted EBITDA before other non-cash items such as non-cash compensation and non-recurring integration and reorganization costs. The Company defines As Adjusted Revenues as total revenues plus revenues of discontinued operations less revenues from non-wholly owned subsidiaries. The Company defines Levered Free Cash Flow as As Adjusted EBITDA less capital expenditures, cash taxes and interest expense.

Management’s Use of Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are not measurements of financial performance under GAAP and should not be considered in isolation or as alternatives to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. GateHouse Media’s management believes these non-GAAP measures, as defined above, are useful to investors for the following reasons:

•	Evaluating performance and identifying trends in day-to-day performance because the items excluded have little or no significance on its day-to-day operations;

•

Providing assessments of controllable expenses that afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance; and

•	Indicators for management to determine if adjustments to current spending decisions are needed.

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow provide GateHouse Media with measures of financial performance, independent of items that are beyond the control of management in the short-term, such as depreciation and amortization, taxation and interest expense associated with its capital structure. These metrics measure GateHouse Media’s financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are some of the metrics used by senior management and the Board of Directors to review the financial performance of the business on a monthly basis. In addition, GateHouse Media’s management utilizes these metrics to evaluate the Company’s performance, along with other criteria, to determine the funds available for paying the quarterly dividend.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to progress made by the Company in its integration efforts, growth in revenues and cash flow, on-line revenues, expense reduction efforts and potential acquisition and sale opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue” or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the condition of the economy and the credit markets generally, the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, the Company’s ability to close on a timely basis upon announced or contemplated transactions, unexpected liabilities arising from any transaction or that the Company will not receive the expected benefits from the transaction, the Company’s limited operating history on a combined basis, the Company’s ability to generate sufficient cash flow to cover required interest, long-term obligations and dividends, the effect of the Company’s indebtedness and long-term obligations on its liquidity, the Company’s ability to effectively manage its growth, unforeseen costs associated with the acquisition of new properties, the Company’s ability to find suitably priced acquisitions, the Company’s ability to integrate acquired assets and businesses, any increases in the price or reduction in the availability of newsprint, seasonal and other fluctuations affecting the Company’s revenues and operating results, any declines in circulation, the Company’s ability to obtain additional capital on terms acceptable to it, the Company’s vulnerability to economic downturns, regulatory changes or acts of nature in certain geographic areas, increases in competition for skilled personnel, a portion of the Company’s workforce being unionized, departure of key officers, increases in market interest rates, the cost and difficulty of complying with increasing and evolving regulation, and other risks detailed from time to time in the Company’s SEC reports, including but not limited to its most recent Annual Report on Form 10-K filed with the SEC under Commission File Number 001-33091. When considering forward-looking statements, readers should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are also cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this press release. The factors discussed above and the other factors noted in the Company’s SEC filings could cause actual results to differ significantly from those contained in any forward-looking statement. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements and expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three months ended March 31, 2010		Three months ended March 31, 2009
Revenues:
Advertising	$92,465		$94,324
Circulation	34,089		35,632
Commercial printing and other	6,601		8,604

Total revenues	133,155		138,560
Operating costs and expenses:
Operating costs	79,640		88,293
Selling, general, and administrative	39,754		43,617
Depreciation and amortization	11,863		15,949
Integration and reorganization costs	897		468
Loss on sale of assets	266		164

Operating income (loss)	735		(9,931)
Interest expense	14,908		17,673
Amortization of deferred financing costs	340		340
Loss on derivative instrument	2,797		2,206
Other (income) expense	(9)		795

Loss from continuing operations before income taxes	(17,301)		(30,945)
Income tax expense	158		300

Loss from continuing operations	(17,459)		(31,245)
Loss from discontinued operations, net of income taxes	(14	)(a)	(675)

Net loss	$(17,473)		$(31,920)
Net loss attributable to noncontrolling interest	$153		$143

Net loss attributable to GateHouse Media	$(17,320)		$(31,777)

Loss per share:
Basic and diluted:
Loss from continuing operations attributable to GateHouse Media	$(0.30)		$(0.54)
Loss from discontinued operations attributable to GateHouse Media, net of income taxes	—		(0.01)

Net loss attributable to GateHouse Media	$(0.30)		$(0.55)

Basic weighted average shares outstanding	57,626,412		57,234,182

Diluted weighted average shares outstanding	57,626,412		57,234,182

(a)	Included in income from discontinued operations, net of taxes are total revenues of $3 for the three months ended March 31, 2010 primarily related to Albany, MO and Western Printers, MN.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share data)

	March 31,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,771	$10,999
Accounts receivable, net of allowance for doubtful accounts of $3,838 and $4,569 at March 31, 2010 and December 31, 2009, respectively	58,546	67,669
Inventory	7,155	7,049
Prepaid expenses	4,252	5,128
Other current assets	6,941	6,873

Total current assets	98,665	97,718
Property, plant, and equipment, net of accumulated depreciation of $87,137 and $81,493 at March 31, 2010 and December 31, 2009, respectively	165,674	171,572
Goodwill	14,343	14,343
Intangible assets, net of accumulated amortization of $136,610 and $130,472 at March 31, 2010 and December 31, 2009, respectively	289,593	295,731
Deferred financing costs, net	5,354	5,695
Other assets	4,459	5,442
Long-term assets held for sale	1,418	1,428

Total assets	$579,506	$591,929

Liabilities and Stockholders’ Deficit
Current liabilities:
Current portion of long-term liabilities	$14,642	$14,369
Short-term debt	6,500	8,000
Accounts payable	7,914	6,075
Accrued expenses	31,629	28,598
Accrued interest	3,087	3,235
Deferred revenue	29,230	27,826

Total current liabilities	93,002	88,103
Long-term liabilities:
Long-term debt	1,192,487	1,195,000
Long-term liabilities, less current portion	4,301	4,733
Derivative instruments	60,620	44,522
Pension and other postretirement benefit obligations	12,985	13,147

Total liabilities	1,363,395	1,345,505

Stockholders’ deficit:
Common stock, $0.01 par value, 150,000,000 shares authorized at December 31 2009; 58,313,868 and 58,313,868 shares issued, and 58,098,231 and 58,104,009 outstanding at March 31, 2010 and December 31, 2009, respectively	568	568
Additional paid-in capital	829,470	829,009
Accumulated other comprehensive loss	(62,217)	(48,916)
Accumulated deficit	(1,550,741)	(1,533,421)
Treasury stock, at cost, 215,637 and 209,859 shares at March 31, 2010 and December 31, 2009, respectively	(306)	(306)

Total GateHouse Media stockholders’ deficit	(783,226)	(753,066)
Noncontrolling Interest	(663)	(510)

Total stockholders’ deficit	(783,889)	(753,576)

Total liabilities and stockholders’ deficit	$579,506	$591,929

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three months ended March 31, 2010	Three months ended March 31, 2009
Cash flows from operating activities:
Net loss	$(17,473)	$(31,920)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,863	16,000
Amortization of deferred financing costs	340	340
Loss on derivative instrument	2,797	2,206
Non-cash compensation expense	461	808
Loss on sale of assets	266	164
Pension and other postretirement benefit obligations	(142)	140
Impairment of long-lived assets	—	557
Changes in assets and liabilities, net of sales:
Accounts receivable, net	9,123	12,211
Inventory	(106)	360
Prepaid expenses	876	264
Other assets	913	(1,301)
Accounts payable	1,839	(4,246)
Accrued expenses	3,082	3,451
Accrued interest	(148)	(4,294)
Deferred revenue	1,404	1,907
Other long-term liabilities	(145)	(433)

Net cash provided by (used in) operating activities	14,950	(3,786)

Cash flows from investing activities:
Purchases of property, plant, and equipment	(636)	(1,332)
Proceeds from sale of publications and other assets	471	2,801
Acquisitions, net of cash acquired	—	(191)

Net cash (used in) provided by investing activities	(165)	1,278

Cash flows from financing activities:
Repayments under long-term debt	(2,513)	—
Repayments under short-term debt	(1,500)	—

Net cash used in financing activities	(4,013)	—

Net increase (decrease) in cash and cash equivalents	10,772	(2,508)
Cash and cash equivalents at beginning of period	10,999	11,744

Cash and cash equivalents at end of period	$21,771	$9,236

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

As Adjusted EBITDA

(In thousands)

	Three months ended March 31, 2010	Three months ended March 31, 2009
Loss from continuing operations	$(17,459)	$(31,245)
Income tax expense	158	300
Loss on derivative instrument (1)	2,797	2,206
Amortization of deferred financing costs	340	340
Write-off of financing costs	—	746
Interest expense	14,908	17,673
Depreciation and amortization	11,863	15,949

Adjusted EBITDA from continuing operations	12,607	5,969
Non-cash compensation and other expense	574	2,634
Non-cash portion of postretirement benefits expense	(142)	140
Integration and reorganization costs	897	468
Loss on sale of assets	266	212
Loss from discontinued operations	(7)	(109)

As Adjusted EBITDA	14,195	9,314
Net capital expenditures	(636)	(1,332)
Cash taxes	(40)	(133)
Interest paid	(14,742)	(21,647)

Levered Free Cash Flow	$(1,223)	$(13,798)

(1)	Non-cash loss on derivative instruments is related to interest rate swap agreements which are financing related and are excluded from Adjusted EBITDA.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

As Adjusted Revenues

(In thousands)

	Three months Ended March 31, 2010	Three months ended March 31, 2009
Total revenues from continuing operations	$133,155	$138,560
Revenues from discontinued operations	3	769
Revenues from non-wholly owned subsidiary	(523)	(754)

As Adjusted Revenues	$132,635	$138,575